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                         SECURITY AGREEMENT
                            (Equipment)

FOR VALUE RECEIVED, Optic Software, Inc., a Georgia corporation, with its principal place of business and chief executive offices located at 4800 River Green Parkway, Duluth, Georgia 30096 (together with its successors and assigns, "Debtor"), agrees with PREMIER LENDING CORPORATION, a Georgia corporation with offices located in Atlanta, Georgia (together with its successors and assigns, "Secured Party"), as follows:

I.  Definitions. When used in this Agreement:

    A. "Liabilities" shall mean all obligations of Debtor hereunder, all obligations of Debtor arising out of any agreement with regard to the assignment of accounts receivable between Secured Party and Debtor, heretofore, now, or hereafter effective (including any loans, advances, and over-advances made thereunder), all obligations of Debtor to Secured Party under any note, all contracts of suretyship, guaranty, or accommodation, and all other obligations of Debtor to Secured Party, however, and whenever created, arising or evidenced, whether direct or indirect, absolute, contingent or otherwise, whether originally to Secured Party or assigned to Secured Party, now or hereafter existing, or due or to become due.

    B.  "Collateral" shall mean the following personal property:

        (a) all of Debtor's presently existing and hereafter acquired equipment, wherever located, including without limitation machinery, fixtures, appliances, furniture, and motor vehicles, and all additions, replacements, and accessions to the foregoing
        ("Equipment");

        (b)  all books and records pertaining to the foregoing; and

        (c)  all proceeds and products of the foregoing.

    C.  "Default" shall mean the occurrence of any of the following events.,
(1) nonpayment when due of any amount payable an any of the Liabilities or failure to perform any agreement or meet any obligation of Debtor contained herein or in any agreement out of which any of the Liabilities arose; (2) any statement, representation or warranty of Debtor made orally or in writing herein or in any other writing or statement at any time furnished or made by Debtor to Secured Party is untrue in any material respect as of the date furnished or made; (3) suspension of the operation of Debtor's present business; (4) Debtor becomes insolvent or unable to pay debts as they mature, or admits in writing to such affect, makes a conveyance fraudulent as to creditors under any state or federal law, makes an assignment for the benefit of creditors, or a proceeding is instituted by or against Debtor alleging that Debtor is insolvent or unable to pay debts as they mature, or a petition under any chapter of the Bankruptcy code, an amended, is brought by or against Debtor; (5) entry of any judgment against Debtor or creation, assertion or filing of any lien against the property of Debtor (6) dissolution, merger, or consolidation of Debtor; (7) transfer of a substantial part of the property of Debtor; (8) sale, transfer or exchange,

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either directly or indirectly, of a controlling stock interest of Debtor, it
Debtor is a corporation; (9) appointment of a receiver for the Collateral or for any property in which Debtor has an interest; (10) seizure of the Collateral by any third party; or (11) Secured Party in good faith feels insecure.

II. GRANT OF SECURITY INTEREST. As security for the full payment and performance of the Liabilities, Debtor hereby grants to Secured Party a security interest in and security title to the Collateral.

III. DEBTORS REPRESENTATIONS, WARRANTIES AND COVENANTS. Debtor hereby warrants, represents, and covenants that;

    A. The execution, delivery and performance of this Agreement are within Debtor's legal power, have been duly authorized, are not in violation of law, or, if Debtor is a corporation, the terms of Debtor's Articles of Incorporation, By-Laws or other incorporation papers, or in any event of any indenture agreement or undertaking to which Debtor is a party or by which Debtor is bound;

    B. Debtor has full and absolute title TO the Collateral presently existing, free of all security interests, liens and claims whatsoever, Debtor will obtain full and absolute title to Collateral hereafter acquired immediately upon or prior to receiving possession thereof, and Debtor will at all times hereafter keep the Collateral free of all security interests, liens, and claims whatsoever, other than the security interest granted herein;

    C. No financing statement, mortgage, notice of lien, dead of trust, security agreement or any other agreement or instrument creating or giving notice of an encumbrance or charge against any of the Collateral is in existence, or on file in any public office;

    D. Debtor shall insure the Collateral until Secured Party's Security interest is terminated against all risks to which it is exposed, including loss, damage, fire, theft, and all other such risks, in such amounts, with such companies, under such policies and in such form as shall be satisfactory to Secured Party, which policies shall provide that loss thereunder shall, be payable to Secured Party as its interests may appear (upon a New York standard mortgage clause (long form), and Secured Party may apply any proceeds of such insurance which may be received by it for payment of the Liabilities, whether or not due, in such order of application as Secured Party may determine, and such policies or certificates thereon or duplicates thereof shall immediately be deposited with Secured Party;

    E. Debtor will from time to time, on request of Secured Party, execute such financing statements, notices and other documents, and pay the cost of filing or recording the same in all public offices deemed necessary by Secured Party and do such other acts as Secured Party may request to establish and maintain a valid security interest in and


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Collateral, including, without limitation, delivery to Secured Party of any
Certificate of Title issuable with respect: to any of the Collateral and notation thereon of the security interest and title hereunder;

    E. Debtor will not sell, transfer, pledge, abandon, or otherwise dispose of any of the Collateral or any interest therein;

    G. Debtor shall account fully and faithfully for and promptly pay or turn over to Secured Party proceeds in whatever form received in disposition in any manner of any of the Collateral, but nothing in this Agreement shall be deemed to authorize any such disposition;

    H. The Equipment is and shall be maintained as personal property and shall not, by reason of attachment or connection to any realty, either become or be deemed to be a fixture or appurtenant to such realty and shall at all times be severable therefrom without material damage to the realty; and

    I. The Equipment will be kept at the address or addresses set forth below, unless Secured Party gives its prior written consent.

IV. SECURED PARTY'S RIGHTS EXCLUSIVE OF DEBTOR'S DEFAULT. Secured Party, from time to time, at its option, may perform any agreement of Debtor hereunder which Debtor shall fail to perform and take any other action Which Secured Party deems necessary for the maintenance or preservation of any of the Collateral or its interest therein, and Debtor agrees to reimburse forthwith Secured Party for all expenses of Secured Party in connection with the foregoing, together with interest thereon at the rate of fifteen percent (15%) per annum from the date incurred until reimbursed by Debtor. Debtor hereby constitutes Secured Party or its designee as Debtor's attorney in fact: to endorse Debtor's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment that may come into Secured Party's possession as proceeds of Collateral; to sign Debtor's name an any invoice or bill of lading relating to the Collateral, drafts against customers, and to do all other acts and things necessary to carry cut this Agreement. Debtor hereby waives notice of presentment, protest and dishonor of any instrument so endorsed by Secured Party. All acts of said attorney-in-fact or designee are hereby authorized and ratified and said attorney-in-fact or designee shall not be liable for any acts of omission or commission, nor for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable while any of the Liabilities remain unpaid.

V. SECURED PART'S RIGHTS AND REMEDIES UPON DEBTOR'S DEFAULT. Upon Default, at the option of Secured Party, Liabilities, notwithstanding any provisions thereof, without demand or notice of any kind, thereupon immediately shall become due and payable; and Secured Party may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and other applicable law in the State of Georgia, Debtor agrees to pay all costs of Secured Party of collection of the Liabilities, and enforcement of rights hereunder, including, without limitation, fifteen percent (15%) of the principal and interest of the Liabilities as attorneys' fees, if collected by or through an attorney, and also other legal and court expenses and expenses of any repairs to any realty or other personal property occasioned by the removal of any Collateral.

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VI. NOTICE. If any notification of intended disposition of the Collateral or of any other act by Secured Party is required by law and a specific time period is not stated therein, such notification, if mailed by first class shall at least ten days before such disposition or act, postage prepaid, addressed to Debtor at the address shown below, shall be deemed reasonably and properly given.

VII. NON-WAIVER OF RIGHTS AND REMEDIES. No delay or failure an the part of Secured Party in the exercise of any right or remedy shall operate as a waiver thereof or of the exercise of any other right or remedy. Time is of the essence of this Agreement.

VIII. CONSTRUCTION. This Agreement shall be governed by and construed in and enforced in Accordance with the laws of the State of Georgia. The terms "secured interest" and "security title," as used herein shall include, and Secured Party shall have, all the rights, interests, title, liens, claims and privileges that maybe derived hereunder and under the applicable law of the various states of the United States. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but it any provision of this Agreement shall be prohibited by or invalid under applicable law, said provision shall be in effect only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

IX. BENEFIT. The rights and privileges of Secured Party hereunder shall Inure to the benefit of its successors and assigns.

IN WITNESS WHEREOF, Debtor has executed this instrument and affixed its seal this _______ day of January, 1999.


Attest:                             OpticSoftware, Inc.


_____________________________       By: __________________________
        Secretary

                                    Its: _________________________

     (Corporate Seal)

                                    ADDRESSES WHERE EQUIPMENT IS
                                    LOCATED

                                    4800 River Green Parkway
                                    Duluth, Georgia 30096

                                    1166 Triton Drive
                                    Suite 200
                                    Foster City, California 94404


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